EXHIBIT 16.1

                                ANGELL & DEERING
                          CERTIFIED PUBLIC ACCOUNTANTS



October 16, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Gentlemen:

We have read item 4 of Form 8-K dated October 9, 1997, of Sparta Surgical Corporation and are in agreement with the statements contained therein.


                                                                Sincerely,

                                                                Angell & Deering

                                                                Angell & Deering









             3801 EAST FLORIDA * SUITE 400 * DENVER, COLORADO 80210
                        (310)757-8119 * FAX(303)757-0327